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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
CoreSite Realty Corporation:

        We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-198951 and 333-177052) and Form S-8 (Nos. 333-190142 and 333-169610) of CoreSite Realty Corporation of our report dated February 13, 2015, with respect to the consolidated balance sheets of CoreSite Realty Corporation as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2014, which report appears in the December 31, 2014 annual report on Form 10-K of CoreSite Realty Corporation.

/s/ KPMG LLP

Denver, Colorado
February 13, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm